Exhibit 99.1
Company Contact:
Mr. Ryan Hua
Vice President Operations
Cleantech Solutions International, Inc.
Email: ryanhua@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions Receives $1.7 Million Order for Airflow Dyeing Machines

WUXI, Jiangsu, China, April 30, 2012 - Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries, today announced that the Company has received a new purchase order from Zhejiang Gelinlan Dyeing Limited (“Zhejiang Gelinlan”), the largest village-level enterprise group in Zhejiang, to supply its energy-efficient airflow dyeing machines for an aggregate amount of RMB10.4 million (approximately $1.7 million).

Pursuant to the purchase order, the Company is scheduled to deliver 15 units of its energy-efficient airflow dyeing machines to Zhejiang Gelinlan by the end of May 2012. The Company has received an advance payment of RMB3.1 million (approximately $0.5 million). The Company’s airflow dyeing machines use air flow as opposed to water in the traditional dyeing process, which the Company believes results in reduced input costs, fewer wrinkles, less damage to the textile, and reduced emissions.

“We are encouraged by the positive market feedback and receipt of an order from a new customer for our energy-efficient airflow dyeing machines,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “We believe these new orders are mainly driven by growth in China’s textile industry and increasing willingness of our customer to invest in new equipment designed to meet the PRC government's mandatory environmental standards.  We are hopeful that more of our customers will recognize the operational efficiency of these machines, which include reduced input costs and lower emissions. We are confident that sales of our airflow dyeing machines can exhibit strong growth in fiscal 2012.”

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2011. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.